January 2026

Pricing Supplement

Dated January 7, 2026

Registration Statement No. 333-283672

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated February 6, 2025 and Product Supplement dated February 6, 2025)

Structured Investments

Opportunities in U.S. Equities

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027

Based on the Performance of the Class A Common Stock of Alphabet Inc.

Principal at Risk Securities

Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each determination date on which the closing price of the underlying equity is equal to or greater than 80.00% of the initial price, which we refer to as the downside threshold level. If the closing price of the underlying equity on any determination date (including the final determination date) is equal to or greater than the downside threshold level, UBS will pay a contingent payment on the related contingent payment date, plus any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature. Otherwise, no contingent payment will be paid on that contingent payment date. If the closing price of the underlying equity is equal to or greater than the call threshold level on any determination date (other than the final determination date), on the corresponding contingent payment date the securities will be redeemed early for an amount per security equal to the stated principal amount plus the contingent payment with respect to such determination date and any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature. However, if on any determination date (other than the final determination date) the closing price of the underlying equity is less than the call threshold level, the securities will not be redeemed early and if the closing price of the underlying equity is less than the downside threshold level, you will not receive the contingent payment for that period on the related contingent payment date. If the closing price of the underlying equity is less than the downside threshold level on each determination date, investors will not receive any contingent payments on the securities. Investors must be willing to accept the risk of not receiving any contingent payments. If the securities are not redeemed early and the closing price of the underlying equity on the final determination date (the “final price”) is equal to or greater than the downside threshold level, on the maturity date investors will receive an amount per security equal to the stated principal amount plus the contingent payment with respect to the final determination date and any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature. If, however, the securities are not redeemed early and the final price is less than the downside threshold level, investors will receive an amount in cash equal to the cash value, which will be less than the stated principal amount, if anything. In this case, investors will be exposed to the decline in the closing price of the underlying equity in excess of the downside threshold level, as compared to the initial price, on an approximately 1.25% basis and, in extreme situations investors could lose all of their initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying equity and must be willing to accept the risk of not receiving any contingent payments over the term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying equity:	Class A Common Stock of Alphabet Inc. (Bloomberg Ticker: “GOOGL UW”)
Aggregate principal amount:	$12,000,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Strike date:	January 6, 2026
Pricing date:	January 7, 2026
Original issue date:

January 12, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

January 12, 2027, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Early redemption:

If, on any determination date (other than the final determination date), the closing price of the underlying equity is equal to or greater than the call threshold level, the securities will be redeemed early and we will pay the early redemption amount on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

Early redemption amount:

The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date and any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature.

Contingent payment:

▪If, on any determination date, the closing price or the final price is equal to or greater than the downside threshold level, we will pay a contingent payment of $12.3917 (equivalent to approximately 14.87% per annum of the stated principal amount) per security, plus any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature, on the related contingent payment date, unless the securities were previously redeemed early.

▪If, on any determination date, the closing price or the final price is less than the downside threshold level, no contingent payment will be made with respect to that determination date.

Memory coupon feature:

If a contingent payment is not paid on a contingent payment date (other than the maturity date) because the closing price of the underlying equity is less than the downside threshold level on the related determination date, such contingent payment will be paid on a later contingent payment date if the closing price of the underlying equity is equal to or greater than the downside threshold level on the relevant determination date. For the avoidance of doubt, once a previously unpaid contingent payment has been paid on a later contingent payment date, it will not be made again on any subsequent contingent payment date.

 If the closing price of the underlying equity is less than the downside threshold level on each of the specified determination dates, you will receive no contingent payments during the term of, and will not receive a positive return on, the securities.

Determination dates:

February 9, 2026, March 9, 2026, April 7, 2026, May 7, 2026, June 8, 2026, July 7, 2026, August 7, 2026, September 8, 2026, October 7, 2026, November 9, 2026, December 7, 2026 and January 7, 2027, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “— Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to January 7, 2027 as the final determination date. References in the accompanying product supplement to one or more “valuation dates” shall mean the determination dates for purposes of the market disruption event provisions in the accompanying product supplement.

Contingent payment dates:

February 12, 2026, March 12, 2026, April 10, 2026, May 12, 2026, June 11, 2026, July 10, 2026, August 12, 2026, September 11, 2026, October 13, 2026, November 13, 2026, December 10, 2026 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to one or more “payment dates” shall mean the contingent payment dates for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	￭	If the final price is equal to or greater than the downside threshold level:

(i) the stated principal amount plus (ii) the contingent payment with respect to the final determination date and any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature.

	￭	If the final price is less than the downside threshold level:	the cash value

If the securities are not redeemed early and the final price is less than the downside threshold level, investors will receive an amount in cash, if anything, equal to the cash value, which will be less than the stated principal amount and, in no event, will investors receive shares of the underlying equity. In this case, investors will lose some or all of their initial investment.

Exchange ratio:	The quotient of the stated principal amount divided by the downside threshold level.
Cash value:	The exchange ratio multiplied by the final price.
Call threshold level:

$314.34, which is equal to 100.00% of the initial price (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement).

Downside threshold level:

$251.47, which is equal to 80.00% of the initial price (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement).

Initial price:

$314.34, which is equal to the closing price of the underlying equity on the strike date and not the closing price on the pricing date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement).

Final price:	The closing price of the underlying equity on the final determination date.
CUSIP / ISIN:	90310BB91 / US90310BB919
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100.00%	0.05%(a)	99.90%
+0.05%(b)
0.10%
Total		$12,000,000.00	$12,000.00	$11,988,000.00

(1)

UBS Securities LLC has agreed to purchase from UBS AG the securities at the price to public less a fee of $1.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

	(a)	a fixed sales commission of $0.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
	(b)	a fixed structuring fee of $0.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is $993.70. The estimated initial value of the securities was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “– Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 11 of this document. The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 6, 2025	Prospectus dated February 6, 2025

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027
Based on the Performance of the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

￭	Prospectus dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm
￭	Product supplement dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated February 6, 2025, and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 6, 2025.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

January 2026	Page 2

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027
Based on the Performance of the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Investment Summary

The Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027 based on the performance of the Class A common stock of Alphabet Inc., which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which is an amount equal to $12.3917 (equivalent to approximately 14.87% per annum of the stated principal amount) per security, plus any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature, with respect to each determination date on which the closing price or the final price, as applicable, of the underlying equity is equal to or greater than 80.00% of the initial price, which we refer to as the downside threshold level. If the closing price or final price, as applicable, of the underlying equity is less than the downside threshold level on any determination date, no contingent payment will be paid on the related contingent payment date. The contingent payment, if any, will be payable on the relevant contingent payment date. If the closing price of the underlying equity is less than the downside threshold level on each of the specified determination dates, you will receive no contingent payments during the term of, and will not receive a positive return on, the securities.

If the closing price of the underlying equity is equal to or greater than the call threshold level on any of the determination dates other than the final determination date, the securities will be automatically redeemed early for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to such determination date and any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature. If the securities have not previously been redeemed early and the final price is equal to or greater than the downside threshold level, the payment at maturity will also be equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the final determination date and any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature. If, however, the securities are not redeemed early and the final price is less than the downside threshold level, no contingent payment will be payable and instead investors will be exposed to the decline in the closing price of the underlying equity in excess of the downside threshold level, as compared to the initial price, on an approximately 1.25% basis and investors will receive an amount in cash, if anything, which will be equal to the exchange ratio multiplied by the final price. The cash value will be less than the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing some and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying equity.

January 2026	Page 3

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027
Based on the Performance of the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $12.3917 (equivalent to approximately 14.87% per annum of the stated principal amount) per security, plus any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature, with respect to each determination date on which the closing price or the final price, as applicable, of the underlying equity is equal to or greater than 80.00% of the initial price, which we refer to as the downside threshold level. The securities may be redeemed early on a coupon payment date for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the contingent payment with respect to the relevant determination date and any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature. Payments on the securities will vary depending on the closing price or final price of the underlying equity on each determination date and/or the final determination date, respectively, relative to the initial price and the downside threshold level, as follows:

Scenario 1	On any determination date other than the final determination date, the closing price of the underlying equity is equal to or greater than the call threshold level.
￭

The securities will be automatically redeemed early for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date and any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature.

	￭	Investors will not participate in any appreciation of the underlying equity from the initial price.

Scenario 2	The securities are not automatically redeemed early and the final price is equal to or greater than the downside threshold level.
￭

The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment with respect to the final determination date and any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature.

	￭	Investors will not participate in any appreciation of the underlying equity from the initial price.

Scenario 3	The securities are not automatically redeemed early and the final price is less than the downside threshold level.
	￭	The payment due at maturity will be the cash value
	￭	Investors will lose some and may lose all of their initial investment in this scenario.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing price of the underlying equity is less than the downside threshold level on the related determination date. If the closing price of the underlying equity is less than the downside threshold level on each of the specified determination dates, you will receive no contingent payments during the term of, and will not receive a positive return on, the securities. If the securities are not redeemed early and the final price is less than the downside threshold level, you will lose some and, in extreme situations, you could lose all of your initial investment at maturity if the final price is less than the downside threshold level.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

January 2026	Page 4

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027
Based on the Performance of the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You can tolerate a loss of some or all of your initial investment and are willing to make an investment that may have the full downside market risk as an investment in the underlying equity.

￭You believe that the closing price and final price, as applicable, of the underlying equity will be equal to or greater than the downside threshold level on the specified determination dates (including the final determination date).

￭You understand and accept that you will not participate in any appreciation in the price of the underlying equity and that any potential positive return is limited to the contingent payments specified herein.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

￭You are willing to invest in the securities based on the contingent payment, the downside threshold level and the call threshold level specified on the cover hereof.

￭You are willing to forgo any dividends paid on the underlying equity and you do not seek guaranteed current income from this investment.

￭You are willing to invest in securities that may be redeemed prior to the maturity date and you are otherwise willing to hold such securities to maturity, a term of approximately 12 months, and accept that there may be little or no secondary market.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You require an investment designed to provide a full or at least partial return of principal at maturity.

￭You cannot tolerate a loss of some or all of your initial investment, or you are not willing to make an investment that may have the full downside market risk of an investment in the underlying equity.

￭You believe that the price of the underlying equity will decline during the term of the securities and that the closing price and final price, as applicable, of the underlying equity is likely to be less than the downside threshold level on the determination dates (including the final determination date).

￭You seek an investment that participates in the appreciation in the price of the underlying equity or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying equity.

￭You are unwilling to invest in the securities based on the contingent payment, the downside threshold level or the call threshold level specified on the cover hereof.

￭You prefer to receive any dividends paid on the underlying equity or you seek guaranteed current income from this investment.

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

January 2026	Page 5

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027
Based on the Performance of the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price of the underlying equity and (2) the final price, relative to the call threshold level and the downside threshold level.

  Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

January 2026	Page 6

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027
Based on the Performance of the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the cover hereof; amounts may have been rounded for ease of analysis):

Hypothetical Initial Price:	$100.00
Hypothetical Call Threshold Level:	$100.00, which is equal to 100.00% of the hypothetical initial price
Hypothetical Downside Threshold Level:	$80.00, which is 80.00% of the hypothetical initial price
Hypothetical Exchange Ratio*:	The quotient of the stated principal amount divided by the hypothetical downside threshold level
Hypothetical Contingent Payment:	$12.3917 (equivalent to approximately 14.87% per annum of the stated principal amount) per security
Stated Principal Amount:	$1,000.00 per security

*   If the final price is less than the downside threshold level, investors will receive an amount in cash, if anything, equal to the cash value.

In Examples 1 and 2 the closing price of the underlying equity fluctuates over the term of the securities and the closing price of the underlying equity is equal to or greater than the hypothetical call threshold level on one of the determination dates (other than the final determination date). Because the closing price of the underlying equity is equal to or greater than the call threshold level on one of the determination dates (other than the final determination date), the securities are redeemed early following the relevant determination date. In Examples 3 and 4, the closing price of the underlying equity on each of the determination dates (other than the final determination date) is less than the call threshold level, and, consequently, the securities are not redeemed early and remain outstanding until maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Price	Contingent Payment	Early Redemption Amount	Hypothetical Closing Price	Contingent Payment	Early Redemption Amount
#1	$105.00	—*	$1,012.3917	$75.00	$0.00	N/A
#2	N/A	N/A	N/A	$73.00	$0.00	N/A
#3	N/A	N/A	N/A	$120.00	—*	$1,037.1751
#4-11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A			N/A

* The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing price of the underlying equity is equal to or greater than the call threshold level, plus any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature, and the securities are redeemed early as a result.

▪In Example 1, the securities are redeemed early following the first determination date because the closing price of the underlying equity on such determination date is equal to or greater than the call threshold level. You receive the early redemption amount on such contingent payment date, calculated as follows:

Stated Principal Amount + Contingent Payment with respect to the first Determination Date = $1,000.00 + $12.3917 = $1,012.3917

In this example, the early redemption feature limits the term of your investment to approximately 1 month and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Your total return per security in this example is $1,012.3917 (a total return of 1.23917% on the securities).

▪In Example 2, the securities are redeemed early following the third determination date as the closing price of the underlying equity on such determination date is equal to or greater than the call threshold level. As the closing price of the underlying equity on each of the first and second determination date is less than the downside threshold level, you do not receive the contingent payment with respect to such determination dates on the related contingent payment dates. Because the closing price of the underlying equity is equal to or greater than the call threshold level (and therefore also greater than the downside threshold level) on the third determination date, you receive the early redemption amount on the related contingent payment date, calculated as follows:

January 2026	Page 7

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027
Based on the Performance of the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Stated Principal Amount + Contingent Payment with respect to the third Determination Date
+ previously unpaid Contingent Payments with respect to the first and second Determination Dates
= $1,000.00 + $12.3917 + $24.7834 = $1,037.1751

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Further, although the underlying equity has appreciated by 20% from its initial price on the third determination date, your return will be limited to the contingent payment with respect to the third determination date and the previously unpaid contingent payments with respect to the first and second determination dates pursuant to the memory coupon feature, and you will not benefit from such appreciation. In this example, UBS will have paid you a total of $1,037.1751 per security for a total return of 3.71751% on the securities.

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Contingent Payment	Early Redemption Amount	Hypothetical Closing Price	Contingent Payment	Early Redemption Amount
#1	$73.00	$0.00	N/A	$79.00	$0.00	N/A
#2	$78.50	$0.00	N/A	$61.50	$0.00	N/A
#3	$72.00	$0.00	N/A	$73.00	$0.00	N/A
#4-11	Various (all below downside threshold level and call threshold level)	$0.00	N/A	Various (all below downside threshold level and call threshold level)	$0.00	N/A
Final Determination Date	$32.00	—	N/A	$80.00	—*	N/A
Payment at Maturity	$400.00			$1,148.7004

* The final contingent payment (and any previously unpaid contingent payments pursuant to the memory coupon feature), if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final price.

▪In Example 3, the closing price of the underlying equity remains less than the downside threshold level on each determination date, including the final determination date. As a result, you do not receive any contingent payments during the term of the securities and the securities remain outstanding until maturity. Because the final price is less than the downside threshold level, at maturity, investors will receive the cash value at maturity, calculated as follows:

Cash Value = Exchange Ratio × Final Price

$400.00 = ($1,000.00 / $80.00) × $32.00

Payment at Maturity = $400.00

In this example, your payment at maturity is significantly less than the stated principal amount. Your total return per security in this example is $400.00 (a loss of 60.00% on the securities).

▪In Example 4, the closing price of the underlying equity is less than the downside threshold level on each determination date prior to the final determination date and, as a result, you do not receive the contingent payment with respect to any such determination date on the related contingent payment date and the securities remain outstanding until maturity. On the final determination date, although the final price is less than the initial price, the final price is equal to or greater than the downside threshold level and therefore you receive the stated principal amount plus the contingent payment with respect to the final determination date and the previously unpaid contingent payments with respect to the previous determination dates pursuant to the memory coupon feature. Your payment at maturity is calculated as follows:

Stated Principal Amount + Contingent Payment with respect to the Final Determination Date
+ previously unpaid Contingent Payments with respect to the prior Determination Dates
= $1,000.00 + $12.3917 + $136.3087 = $1,148.7004

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$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027
Based on the Performance of the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

In this example, although the final price represents a 20.00% decline from the initial price, the final price is equal to or greater than the downside threshold level and therefore you receive at maturity the stated principal amount per security plus the contingent payment with respect to the final determination date and the previously unpaid contingent payments in respect of the previous determination dates pursuant to the memory coupon feature, equal to $1,148.7004 per security (a total return of 14.87004% on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing price of the underlying equity is less than the downside threshold level on the related determination date. If the closing price of the underlying equity is less than the downside threshold level on each of the specified determination dates, you will receive no contingent payments during the term of, and will not receive a positive return on, the securities. If the securities are not redeemed early and the final price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying equity in excess of the downside threshold level, as compared to the initial price, on an approximately 1.25% basis and receive an amount in cash, if anything, equal to the cash value, which will be worth less than the stated principal amount resulting in a loss of some or all of your initial investment.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

January 2026	Page 9

$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027
Based on the Performance of the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the stated principal amount at maturity. Instead, if the securities have not been redeemed early and if the final price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying equity in excess of the downside threshold level, as compared to the initial price, on an approximately 1.25% basis and you will receive an amount in cash, if anything, which will be equal to the exchange ratio multiplied by the final price. The cash value will be less than the stated principal amount of the securities and could be zero.

￭The contingent payments payable on the securities, if any, will be based solely on the closing prices of the underlying equity on the specified determination dates. Whether the contingent payment with respect to a determination date will be made on the related contingent payment date will be based on the closing price or the final price, as applicable, of the underlying equity on such determination date. As a result, you will not know whether you will receive such contingent payment on such contingent payment date until the applicable determination date. If you do not receive the contingent payment on a contingent payment date, you will not know whether you will receive such contingent payment on any subsequent contingent payment date pursuant to the memory coupon feature until the determination date corresponding to the subsequent contingent payment date. Moreover, if you do not receive the contingent payment on a contingent payment date and the closing price or final price, as applicable, of the underlying equity is less than the downside threshold level on each subsequent determination date (including the final determination date), you will not receive the contingent payment with respect to such determination date, even if the closing price of the underlying equity was higher on other days during the term of the securities.

￭You may not receive any contingent payment with respect to the securities. A contingent payment, plus any previously unpaid contingent payments in respect of any previous determination dates pursuant to the memory coupon feature, will be made on a contingent payment date only if the closing price of the underlying equity is equal to or greater than the downside threshold level on the related determination date. If the closing price of the underlying equity is less than the downside threshold level on any determination date, UBS will not pay you the contingent payment in respect of such determination date on the related contingent payment date, and if the closing price or final price, as applicable, of the underlying equity is less than the downside threshold level on each subsequent determination date, you will not receive such contingent payment on any contingent payment date (including the maturity date). If the closing price of the underlying equity is less than the downside threshold level on each of the specified determination dates, you will receive no contingent payments during the term of, and will not receive a positive return on, the securities.

￭    The contingent repayment of principal applies only if you hold the securities to maturity. You should be willing to hold your securities to maturity. If you are able to sell your securities prior to an early redemption or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the underlying equity at such time is equal to or greater than the downside threshold level.

￭Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying equity reflects a higher expectation as of the strike date that the closing price of the underlying equity may be less than the downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. “Volatility” refers to the frequency and magnitude of changes in the price of the underlying equity. However, while the contingent payment rate is set on the strike date, a stock’s volatility can change significantly over the term of the securities. The closing price of the underlying equity for your securities could fall sharply, which could result in the loss of some or all of your initial investment.

￭Early redemption risk. The term of your investment in the securities may be limited to the first determination date on which the securities may be redeemed early. If the securities are redeemed early, you will receive no more contingent payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

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$12,000,000 Buffered Contingent Income Auto-Callable Securities with Memory Coupon and Downside Leverage due January 12, 2027
Based on the Performance of the Class A Common Stock of Alphabet Inc. Principal at Risk Securities

￭Investors will not participate in any appreciation in the price of the underlying equity and will not have the same rights during the term of the securities as holders of the underlying equity. Investors will not participate in any appreciation in the price of the underlying equity from the initial price and the return on the securities will be limited to any contingent payments received. It is possible that the closing price of the underlying equity could be less than the downside threshold level on most or all of the determination dates so that you will receive few or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying equity, and any such dividends or distributions will not be factored into the calculation of the payment at maturity.

Risks Relating to Characteristics of the Underlying Equity

￭Single equity risk. The closing price of the underlying equity can rise or fall sharply due to factors specific to that underlying equity and the issuer of such underlying equity (the “underlying equity issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying equity issuer and the underlying equity for your securities. For additional information regarding the underlying equity, please see “Information About the Underlying Equity” below and the underlying equity issuer’s SEC filings referred to in this section. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the price of the underlying equity will rise or fall. The price of the underlying equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity. You should be willing to accept the downside risks of owning equities in general and the underlying equity in particular, and to assume the risk that, if the securities are not redeemed early, you may lose some or all of your initial investment.

￭No affiliation with the underlying equity issuer. The underlying equity issuer is not an affiliate of ours, is not involved with the offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying equity in connection with the offering.

Estimated Value Considerations

￭The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the price, volatility and any dividends paid on the underlying equity, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “Risks Relating to Characteristics of the Underlying Equity – Single equity risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

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Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the price of the underlying equity; the volatility of the underlying equity; any dividends on the underlying equity; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflicts of interest. We and our affiliates may engage in business related to the underlying equity, which may present a conflict between our obligations as issuer and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the initial price, the final price and whether the closing price of the underlying equity on any determination date is equal to or greater than the call threshold level (other than on the final determination date) or is less than the downside threshold level on the final determination date. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent payment, call threshold level and downside threshold level, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

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In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amount payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the strike date and prior to maturity could adversely affect the value of, and any amount payable on, the securities. These hedging or trading activities on or prior to the strike date could potentially affect the initial price and, as a result, could adversely affect the downside threshold level and exchange ratio. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of the underlying equity on the determination dates and, accordingly, whether the securities are redeemed early and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

￭We may engage in business with or involving the underlying equity issuer without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying equity issuer without regard to your interests and thus may acquire non-public information about the underlying equity. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying equity, which may or may not recommend that investors buy or hold the underlying equity.

￭Potential UBS impact on an underlying equity. Trading or transactions by UBS or its affiliates in the underlying equity, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of the underlying equity, may adversely affect the market price(s) or level(s) of the underlying equity on any determination date or on the final determination date and, therefore, the market value of the securities and any payout to you on the securities.

￭Following certain events, the calculation agent can make adjustments to the underlying equity and terms of the securities that may adversely affect the market value of, and return on, the securities. The calculation agent may make adjustments to the initial price, exchange ratio, downside threshold level, call threshold level, the final price and/or any other term of the securities and, in some instances, may replace the underlying equity, for certain events affecting the underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of, and any amount payable on, the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the securities resulting solely from any such event to achieve an equitable result, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations. Following certain events relating to the underlying equity issuer, such as a reorganization event or a delisting or suspension of trading, the return on the securities may be based on the shares of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity, if applicable, or on the common stock issued by another company. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭The securities are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS AG’s ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

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￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

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Information About the Underlying Equity

All disclosures contained in this document regarding the underlying equity are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity. You should make your own investigation into the underlying equity.

The underlying equity is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the underlying equity issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the underlying equity issuer under the Exchange Act can be located by reference to its SEC file number provided above.

Alphabet Inc.

According to publicly available information, Alphabet Inc. (“Alphabet”) is a parent holding company of Google Inc. that provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce and hardware products. Information filed by Alphabet with the SEC can be located by reference to its SEC file number: 001-37580, or its CIK Code: 0001652044. Alphabet’s Class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol “GOOGL”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying equity.

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Historical Information

The closing price of the underlying equity on January 6, 2026 was $314.34. The graph below shows the closing prices of the underlying equity for each day from January 1, 2016 to January 6, 2026. The dotted lines represent the downside threshold level of $251.47 and the call threshold level of $314.34, which are equal to 80.00% and 100.00%, respectively, of the initial price. We obtained the information in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying equity at any time, including the determination dates.

The Class A Common Stock of Alphabet Inc. — Daily Closing Prices January 1, 2016 to January 6, 2026

This document relates only to the securities offered hereby and does not relate to the underlying equity or other securities linked to the underlying equity. We have derived all disclosures contained in this document regarding the underlying equity from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying equity. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying equity is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying equity (and therefore the price of the underlying equity at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying equity could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying equity.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying equity. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should be short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding these risks.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

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Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our special U.S. tax counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the underlying equity issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If the underlying equity issuer or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying equity issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that

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the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the underlying equity, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying equity or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying equity or the securities. If you enter, or have entered, into other transactions in respect of the underlying equity or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

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In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the strike date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors” beginning on page 10 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $1.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $1.00 reflecting a fixed sales commission of $0.50 and a fixed structuring fee of $0.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.

Prohibition on sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

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Prohibition on sales to UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the securities:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated November 20, 2025 filed on that date with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K and incorporated by reference into the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated December 6, 2024 filed with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

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